Exhibit 8.2

February 14, 2018

Euronav NV

De Gerlachekaai 20

2000 Antwerpen

Belgium

Re:	Euronav NV

Ladies and Gentlemen:

We have acted as counsel to Euronav NV, a company incorporated under the laws of the Kingdom of Belgium (the “Company”), in connection with the Company’s Registration Statement on Form F-4 as filed with the U.S. Securities and Exchange Commission on February 14, 2018, as thereafter amended or supplemented (the “Registration Statement”), with respect to the issuance of up to 60,815,764 ordinary shares of the Company, no par value (the “Ordinary Shares”). The Registration Statement relates to the merger of Euronav MI Inc. (“Merger Sub”) with and into Gener8 Maritime, Inc. (“Gener8”), with Gener8 as the surviving corporation as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Agreement and Plan of Merger dated December 20, 2017, by and among the Company, Merger Sub, and Gener8 (the “Merger Agreement”), as described in the form of proxy statement/prospectus included in the Registration Statement (the “Proxy/Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Proxy/Prospectus included in the Registration Statement; (iii) the Merger Agreement; and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, including the Proxy/Prospectus, the Merger Agreement and such other documents, agreements and instruments.

Based upon and subject to the foregoing, and the other assumptions, exclusions and qualifications in this letter, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Proxy/Prospectus under the heading “Material Tax Considerations” therein, we hereby confirm that the opinions that are attributed to Seward & Kissel LLP with respect to United States federal income tax matters and Marshall Islands tax matters in the Registration Statement under the headings (i) “Material Tax Considerations—Material U.S. Federal Income Tax Considerations”, (ii) “Material Tax Considerations—Material United States Federal Income Tax Consequences of the Merger”, (iii) “Material Tax Considerations—Material U.S. Federal Income Tax Considerations with Respect to the Taxation of Euronav and its Operations”, (iv) “Material Tax Considerations—Material U.S. Federal Income Tax Considerations with Respect to the Ownership and Disposition of Euronav Ordinary Shares”, and (v) “Material Tax Considerations—Non U.S. Material Tax Considerations—Marshall Islands Tax Considerations” are the opinions of Seward & Kissel LLP and accurately state our views as to the tax matters discussed therein.

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Material Tax Considerations” in the Proxy/Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP